SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California 95035
(408) 262-9003

June 29, 2009

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Sigma Designs, Inc. that will be held on July 30, 2009, at 3:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

It is important that you use this opportunity to take part in the meeting by voting on the business to come before this meeting. After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, submit the proxy via telephone or the Internet, or otherwise comply with the instructions provided by your broker or nominee to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SUBMIT THE PROXY BY MAIL, TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of the Company’s 2009 Annual Report to Shareholders is also enclosed for your information.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

SIGMA DESIGNS, INC.

Notice of Annual Meeting of Shareholders
to be held July 30, 2009

June 29, 2009

To the Shareholders of Sigma Designs, Inc.:

The Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the “Company”), will be held at the Company’s principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035, on July 30, 2009, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect four directors;

2.	To approve our 2009 Stock Incentive Plan;

3.	To approve a program permitting eligible employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price;

4.	To ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

5.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Shareholders of record as of the close of business on June 3, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any postponement(s) or adjournment(s) thereof.

It is important that your shares be represented at this meeting.  Even if you plan to attend the meeting, we hope that you will vote as soon as possible.  Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person.  Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors

/s/ Thomas E. Gay III

Thomas E. Gay III
Secretary

IMPORTANT: Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on July 30, 2009
        The Proxy Statement, along with the proxy card, and 2009 Annual Report to Shareholders are available on the website at www.sigmadesigns.com/proxy

Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California  95035
(408) 262-9003

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being mailed to holders of common stock, no par value per share (the “Common Stock”) of Sigma Designs, Inc., a California corporation (“Sigma” or the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at Sigma’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 30, 2009 at 3:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of Sigma at 1778 McCarthy Blvd., Milpitas, California 95035.  Sigma’s telephone number at that location is (408) 262-9003.

These proxy solicitation materials, which include this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card, are being mailed on or about July 1, 2009 to all shareholders entitled to vote at the Annual Meeting, together with the Company’s 2009 Annual Report to Shareholders.  The Company’s 2009 Annual Report to Shareholders contains a copy of the Company’s 2009 Annual Report on Form 10-K, as amended, which contains financial statements and financial statement schedules required to be filed for the fiscal year ended January 31, 2009.  Sigma will provide copies of exhibits to the Annual Report on Form 10-K at no charge to any requesting shareholder upon the request of the shareholder made in writing to Sigma at the following address: Investor Relations, Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.  This request must include a representation by the shareholder that as of June 3, 2009, the shareholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Shareholders of record at the close of business on June 3, 2009 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof.  As of the Record Date, 26,607,877 shares of Common Stock were issued and outstanding.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions.  If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us at Sigma Designs, Inc., 1778 McCarthy, Milpitas, California 95035, Attention: Investor Relations, or by contacting our Investor Relations Department at (646) 259-2999.  Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE OR OVER THE INTERNET, SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did you provide me this Proxy Statement?

We provided you this Proxy Statement and the proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the principal executive offices of Sigma at 1778 McCarthy Blvd., Milpitas, California 95035 on July 30, 2009, at 3:00 p.m. This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card in accordance with the instructions contained on the proxy card. If you hold shares of record as a registered shareholder, you can simplify your voting process and save Sigma expense by voting via telephone at 1-866-540-5760 or through the Internet at http://www.proxyvoting.com/sigm twenty-four hours a day, seven days a week. Telephone and Internet voting are available until 11:59 p.m. Eastern Time the day prior to the Annual Meeting. More information regarding telephone and Internet voting is given on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms' individual arrangements.

Q:	Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on June 3, 2009, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 26,607,877 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareholder Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other nominee

If at the close of business on the record date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares that are held in “street name” by your broker, banker or other nominee and these proxy materials are being forwarded to you by your broker, bank or agent. The broker, bank or other nominee holding your shares in that account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or agent.

If you hold your shares in an account at a brokerage firm, bank or other nominee, it is important that you provide necessary instructions to the brokerage firm, bank or other nominee that holds your shares.  You should receive a voting instruction card and voting instructions with these proxy materials from the organization that holds your shares rather than from us.  Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request instructions.  Without instructions from you, your brokerage firm, bank or other nominee may not be authorized to vote on your behalf on certain matters scheduled for a vote at the Annual Meeting.

Q:	How many votes do I have?

On each matter to be voted on, you have one vote for each share of common stock you owned as of the close of business on June 3, 2009, the record date for the Annual Meeting.  However, with respect to voting in the election of directors, you are entitled to cumulate your votes, which is described in more detail below.

Q:	Can I cumulate my votes?

Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates.  However, no shareholder shall be entitled to cumulate votes for a particular candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share has one vote.

Q:	What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy. At the close of business on the record date, there were 26,607,877 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 13,303,939 shares must be represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, such as the vote for directors and ratification of our independent registered public accounting firm.  Non-routine items include the proposal for the adoption of our 2009 Stock Incentive Plan and the proposal for the approval of our option exchange program.

If you hold your shares in “street name” or through a broker it is important that you give your broker your voting instructions.

Q:	How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to the proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes.

If your shares are held by your broker, bank or other nominee as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee to vote your shares. If you do not give instructions, then your broker, bank or agent may vote your shares with respect to routine items, but not with respect to non-routine items.

Q:	What if I submit a proxy card but do not make specific choices?

If you submit a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the four nominees for director, “For” the 2009 Stock Incentive Plan, “For” the approval of the program permitting eligible employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price and “For” the ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2010. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his best judgment.

Q:	How many votes are needed to approve each proposal?

•
For the election of directors, the four nominees receiving the most “For” votes (among the votes properly cast in person or by proxy) will be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified.  Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist with respect to the election of directors. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

•
To be approved, the 2009 Stock Incentive Plan (Proposal Two) and the program permitting employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price (Proposal Three) each requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. Proposal Two and Proposal Three are matters on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, abstentions and broker non-votes may exist with respect to these two proposals.  Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your votes to be considered for these proposals.

•
To be approved, the ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2010 also requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for fiscal 2010 is a matter on which a broker or other nominee is generally empowered to vote; and therefore, no broker non-votes are expected to exist with respect to this proposal.

Q:	What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

•	“FOR” election of each of the nominated directors;

•	“FOR” the adoption of our 2009 Stock Incentive Plan;

•	“FOR” the approval of the program permitting eligible employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price; and

•	“FOR” ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2010.

No business other than the items set forth above is expected to come before the Annual Meeting.

Q:	May I revoke my proxy?

Yes.  You may change your vote after you submit your proxy at anytime before the applicable vote at the Annual Meeting by following the procedures below.  If you are a shareholder of record, you may revoke your proxy in any one of three ways:

•	you may deliver a written notice of revocation to our Secretary at 1778 McCarthy Blvd., Milpitas, California 95035;

•	you may submit another properly completed proxy bearing a later date; or

•	you may attend the Annual Meeting and vote in person.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them if you wish to change your vote.

Q:	How are proxies solicited?

Our employees, officers and directors may solicit proxies.  We will bear the cost of soliciting proxies and may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Q:	What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please call us at (646) 259-2999 or send an e-mail to ir@sdesigns.com.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of four directors of the Company to serve until the next annual meeting of shareholders or thereafter until their successors are duly elected and qualified.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of Sigma.  If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.  The number of authorized directors is currently fixed at four.

Names of the nominees, and certain biographical information as of May 18, 2009, are set forth below:

Name	Age	Position(s) with the Company
Thinh Q. Tran	55	President, Chief Executive Officer and Director
William J. Almon (1)(2)(3)	76	Director
Julien Nguyen (1)(2)(3)	52	Director
Lung C. Tsai (1)(2)(3)	61	Director
___________________
(1)           Member of the Audit Committee.
(2)           Member of the Compensation Committee.
(3)           Member of the Nominating and Corporate Governance Committee.

Mr. Tran, one of our founders, has served as our President and Chief Executive Officer and as Chairman of our Board of Directors since February 1982.  Prior to joining us, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

Mr. Almon has served as one of our directors since April 1994.  Mr. Almon served as the President, Chief Executive Officer and Chairman of the Board of Grandis, Inc., a solid-state memory company, from May 2002 to June 2006.  Prior to that, Mr. Almon was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technologies PLC.  He was Chairman of the Board of Internet Image, an internet software company, from January 1999 to December 1999, when it merged with Intraware, Inc.  In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks.  From December 1989 until February 1993, Mr. Almon served as President and Chief Operating Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices.  Mr. Almon retired from IBM in 1987 after 30 years of service, most recently as Vice President Low End Storage.

Mr. Nguyen has served as one of our directors since May 2000.  Since March 2005, Mr. Nguyen has served as the Managing Partner of Concept Ventures, an early stage venture capital fund.  In May 2001, Mr. Nguyen founded Applied Materials Ventures, a corporate venture fund, and served as its Managing Partner until March 2005.  In January 1999, Mr. Nguyen co-founded Ezlogin, a developer of personalization infrastructure tools for internet sites and wireless carriers and served as its Chairman from January 1999 to June 2000.  From June 1996 to September 1998, Mr. Nguyen founded Novita Communications and served as its Chief Executive Officer.  Novita, a Java-based communications software company, was acquired by PlanetWeb in 1998.  From February 1995 to October 1996, Mr. Nguyen served as our Co-Chairman and Chief Technical Officer.  From August 1993 until January 1995, he served as our Vice President, Engineering and Chief Technical Officer.  From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive of E-Motions, which was acquired by Sigma in 1993.  Prior to founding E-Motions, Mr. Nguyen worked at Radius Inc. as Director of Product Development.

Mr. Tsai has served as one of our directors since June 2003.  He is one of the co-founders of MechanicNet Group, Inc., a software company serving the automotive aftermarket industry, and has served as its Chairman and Chief Executive Officer since 1999.  Prior to MechanicNet Group, Inc., Mr. Tsai co-founded Internet Image, a Java solutions company for online software deployment and served as its Chief Executive Officer from 1993 until its acquisition by Intraware, Inc. in 1999.  Previously, Mr. Tsai co-founded and served as Vice President of Operations and Vice President of Sales & Marketing for Destiny Technology Corp., a laser printer controller firmware development company from 1987 to 1993.  Prior to Destiny Technology Corp, Mr. Tsai served as Vice President of System Development for Mellon Bank and Bank of America.

There are no family relationships among any of our directors and executive officers.

Vote Required

The four nominees for director receiving the highest number of affirmative votes will be elected as directors.  Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of Sigma.

Corporate Governance

Director Independence

The Board of Directors has determined that each of Messrs. Almon, Nguyen and Tsai is an “independent director” within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market.

Board Meetings

The Board of Directors held eleven meetings during fiscal 2009 and took action by unanimous written consent on one occasion.  Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during fiscal 2009.

Committees of the Board of Directors

The Board of Directors has appointed a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee.  The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and Securities and Exchange Commission rules.  The Board has approved a charter for each of these committees that can be found on our website at http://www.sigmadesigns.com under the “Investors - Governance” heading.  The following table summarizes the Company’s committee membership:

Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
William J. Almon	William J. Almon*	William J. Almon
Julien Nguyen	Julien Nguyen	Julien Nguyen*
Lung C. Tsai*	Lung C. Tsai	Lung C. Tsai
______________
* Chairman

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Almon, Nguyen and Tsai.  We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance and for the development of general criteria regarding the qualifications and selection of members of the Board of Directors and recommending candidates for election to the Board of Directors.  The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by shareholders of the Company.  The Nominating and Corporate Governance Committee held one meeting in fiscal 2009.  For more information, see “Director Nominations” below.

Audit Committee

The Audit Committee currently consists of Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our Board of Directors.  Mr. Almon is our audit committee financial expert as currently defined under Securities and Exchange Commission rules.  The Audit Committee’s primary functions, among others, are to approve the selection, compensation, evaluation and replacement of, and oversee the work of, Sigma's independent registered public accounting firm, pre-approve all fees and terms of audit and non-audit engagement of such auditors, including the audit engagement letter, and review Sigma's accounting policies and its systems of internal accounting controls.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Audit Committee held nine meetings in fiscal 2009.

Compensation Committee

The current members of the Compensation Committee are Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our Board of Directors.  We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Compensation Committee’s primary functions, among others, are to review and make recommendations to the Board of Directors concerning our executive compensation policy, including establishing salaries, incentives and other forms of compensation for the Company’s executive officers.  The Compensation Committee held six meetings in fiscal 2009.  Additional information concerning the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth under the heading “Compensation Discussion and Analysis” on page 31.

Fiscal 2009 Director Compensation

The following chart shows the compensation paid to each non-employee director for their service in fiscal 2009:

Director	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
William J. Almon	$25,000	$68,229	$93,229
Julien Nguyen	25,000	56,400	81,400
Lung C. Tsai	25,000	68,229	93,229
______________

(1)
The amounts listed under “Fees Earned or Paid in Cash” is based on actual payments made to our non-employee directors, which consisted of the standard board retainer fee of $20,000 per year, which was increased effective at the beginning of our last fiscal quarter in fiscal 2009 to an annual retainer of $40,000 per year (paid quarterly).

(2)
Amounts in this column represent the compensation cost of stock option awards recognized during fiscal 2009 for the stock option awards granted.  The stock option awards granted prior to fiscal 2008 have been accounted for using the intrinsic value measurement provisions of APB No. 25 and the stock option awards granted in fiscal 2008 have been calculated in accordance with SFAS No. 123R  (“SFAS 123R”) using the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009.

(3)
The grant date fair value of each stock option award reflected in this column, computed in accordance with SFAS 123R, was as follows: Mr. Almon $347,342, Mr. Nguyen $312,762 and Mr. Tsai $341,711.  The following number of option awards were held by each director and outstanding as of January 31, 2009: Mr. Almon 10,000 shares, Mr. Nguyen 26,875 shares and Mr. Tsai 30,000 shares.

At the beginning of fiscal 2009, each of our directors, including our Chief Executive Officer who serves as a director, received an annual cash retainer fee of $20,000 for services as a director.  This cash retainer was paid on a quarterly basis in equal installments.  Pursuant to the terms of our 2003 Director Stock Option Plan, our non-employee directors were also automatically granted options to purchase 5,000 shares on June 2, 2008, each at an exercise price of $18.26 per share, the closing per share price of our common stock as quoted on The Nasdaq Global Market on the date of grant.  Under the terms of our 2003 Director Stock Option Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of our Common Stock on June 1st of each year.  To be eligible for this grant, a non-employee director must have served on the Board for at least six months as of June 1 of that year and remain a member of the Board of Directors on June 1st.  The option term is ten years and shall be exercisable only while the non-employee director remains a director of the Company.  The exercise price per share shall be 100% of the fair market value per share on the date of grant of the option.  The option becomes fully exercisable upon the first anniversary from its date of grant.

In connection with its annual review of executive officer compensation in October 2008, the Compensation Committee retained Compensation Resources, Inc., an independent compensation consultant, to assist with an evaluation of the compensation of our directors.  As a result of this evaluation, the annual cash retainer was increased from $20,000 to $40,000 per year, to be paid quarterly.  The increase was effective for the fourth quarter of fiscal 2009.  The Committee also determined that our Chief Executive Officer would no longer be eligible to receive any separate compensation for his services on our board of directors, but rather his service on the board would be taken into account during the review of his compensation as an executive officer.  Our directors do not receive any additional cash compensation for services on the committees of the board, nor do they receive additional cash compensation for attendance at meetings.

During its review in October 2008, the Compensation Committee also determined to award to non-employee directors an additional option to purchase 5,000 shares, which award will occur automatically on June 1st of every year, or if June 1st is not a business day, on the first business day following June 1st.  This option grant shall be made under our 2001 Stock Plan, and is in addition to the automatic grant described above pursuant to our 2003 Director Stock Option Plan.  To be eligible for this additional grant, a non-employee director must have served as a director for at least six months and remain a director on such date.  The additional option grant shall have an exercise price equal to the closing price of our common stock on The Nasdaq Global Market on the date of grant and shall vest in full on the first anniversary of the date of grant.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors.

The Nominating and Corporate Governance Committee regularly reviews the composition and size of the Board of Directors and makes recommendations to the Board of Directors.  The Nominating and Corporate Governance Committee also oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.  While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for Director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (A) are predominantly independent, (B) are of high integrity, (C) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the digital media processing industry and the Company’s business in particular, (D) have qualifications that will increase overall Board of Directors effectiveness and (E) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.  In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.  After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

With regard to candidates who are properly recommended by shareholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this Proxy Statement.  All of the nominees are current members of the Board of Directors standing for re-election as directors.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from shareholders.  A shareholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the shareholder considers appropriate.  In addition, the Company’s Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders.  In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws.  To be timely, the Company’s Bylaws provide that the Company must have received the shareholder’s notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one-year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.  Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to:

Secretary
Sigma Designs, Inc.
1778 McCarthy Blvd
Milpitas, California 95035

You can obtain a copy of the full text of the Bylaw provision by writing to the Company’s Secretary at the above address.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Board of Directors
Sigma Designs, Inc.
1778 McCarthy Blvd
Milpitas, California 95035

You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.  The communication will be directed to the Company’s Chief Financial Officer, who will log the date of receipt of a communication as well as the identity of the correspondent in the Company’s shareholder communications log.  Our Chief Financial Officer will review and summarize the communication for the Board of Directors in a timely manner.  The summary will be in the form of a memo, which will become part of the Company’s shareholder communications log.  All members of the Board of Directors have access to the shareholder communications log.  Our Chief Financial Officer will then forward the original shareholder communication along with the memo to each director (or the lead committee member, if the communication is addressed to a committee) for review.  If the communication is addressed to the Board of Directors, the Chairman of the Audit Committee will, on behalf of the Board of Directors, facilitate review of and, if appropriate, direct a response to the communication.  If the communication is addressed to the members of one of our committees,  the lead committee member will facilitate such review and appropriate response.  Communications relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s “Complaint Procedures for Accounting and Auditing Matters.”  The Company will retain all shareholder communications, the shareholder communications log and all related documentation as required under applicable law.

Attendance at Annual Shareholder Meetings by the Board of Directors

The Company has a policy of encouraging, but not requiring, directors to attend the Company’s Annual Meeting of Shareholders.  All of our directors attended the 2008 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to our directors, officers and employees.  The Code of Business Ethics and Conduct is available on the Company’s website at http://www.sigmadesigns.com—“Investors”—“Governance”.  The Company will disclose any amendment to the Code or waiver of a provision of the Code applicable to an officer or director, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.sigmadesigns.com—“Investors”—“Governance”.

Certain Relationships and Related Transactions

It is the Company’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company.  This policy is included in the Company’s Code of Business Ethics and Conduct.  The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis.  The Company’s Audit Committee must approve any waiver of the Code of Ethics for Senior Executives, including related party transactions.  All waivers to the Code of Business Ethics and Conduct must be approved by the Company’s Board of Directors or a committee of the Board of Directors responsible for corporate governance.

PROPOSAL 2
APPROVAL OF 2009 STOCK INCENTIVE PLAN

We are asking our shareholders to approve our 2009 Stock Incentive Plan, or the 2009 Plan, at the Annual Meeting. On June 9, 2009, the Board approved the 2009 Plan, subject to shareholder approval. The 2009 Plan is the successor to and continuation of our 2001 Stock Plan, or the 2001 Plan, and 2003 Director Stock Option Plan, or the 2003 Director Plan, or together with the 2001 Plan, the Prior Plans. All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable Prior Plan, but no additional awards will be granted under any of the Prior Plans if this Proposal 2 is approved, except in connection with the option exchange program described in Proposal 3 below.  If the option exchange program is approved by our shareholders, the replacement awards issued upon exchange of certain outstanding options under the 2001 Plan would be issued under the 2001 Plan.

If our shareholders approve the 2009 Plan, the total number of shares of our common stock reserved for issuance under the 2009 Plan will consist of 2,900,000 shares plus the number of shares subject to stock awards outstanding under the 2001 Plan that terminate prior to exercise and would otherwise be returned to the share reserves under the 2001 Plan up to a maximum of 1,000,000 shares.  However, no shares that are returned to the 2001 Plan in connection with the option exchange program, if approved, other than those shares issued as replacement awards, would be available for grant either under the 2001 Plan or 2009 Plan.

On June 3, 2009, options to purchase approximately 4,596,088 shares were outstanding under all of our equity compensation plans, including the Prior Plans, and we had approximately 883,476 shares available for issuance and not subject to awards outstanding under the Prior Plans.  Our Prior Plans are currently our only equity compensation plans under which we may make new equity awards.  We also have an employee stock purchase plan under which we had reserved for issuance 400,632 shares as of June 3, 2009.  Under our 2001 Plan, the shares available for grant are automatically increased on an annual basis by the lesser amount of (i) 1,000,000 shares, (ii) 4% of our outstanding common stock on the first date of our fiscal year, or (iii) a lesser number of shares as determined by our Board of Directors.  If the 2009 Plan is not approved by our shareholders and the 2001 Plan was not terminated in accordance with this Proposal  2, we would anticipate at least an aggregate of 2,000,000 shares would be added to our 2001 Plan reserve over the remaining two years of the 2001 Plan under this evergreen provision.  This means we are asking for approval of only 116,524 new shares over the number of shares we would have available for grant under the 2001 Plan, if the 2009 Plan is not approved. After carefully forecasting our anticipated growth rate for the next few years, we believe that the total of 2,900,000 shares will be sufficient for at least three years’ worth of equity grants under our current compensation program. We anticipate returning to shareholders for additional shares in 2012, but may elect to do so sooner if our growth plan accelerates.

Why You Should Vote for the 2009 Plan

Stock Options Are an Important Part of Our Compensation Philosophy

The 2009 Plan is critical to our ongoing effort to build shareholder value. As discussed in the section entitled Compensation Discussion and Analysis, equity incentive awards are central to our compensation program. Our Compensation Committee and Board believe that our ability to grant stock options to new and existing employees has helped us attract, retain, and motivate key talent. Since the potential value of stock options is realized only if our share price increases, this form of compensation provides a strong incentive for employees to work to grow the business and build shareholder value, and is most attractive to employees who share the entrepreneurial sprit that has made our company a success.

The 2009 Plan will also provide us with continued flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock awards, including restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the 2009 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success.

Our 2001 Plan is Expiring

Grants of equity awards to our employees, consultants and executive officers are currently made from our 2001 Plan. In April 2011, the 2001 Plan will expire and we will not be able to issue equity to our employees, consultants and executive officers unless our shareholders approve a new stock plan.  While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficultly attracting, retaining, and motivating our employees, consultants, executive officers and directors if we are unable to make equity grants to them. Stock options are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our shareholders to approve the 2009 Plan.

The 2009 Plan Combines Compensation and Governance Best Practices

The 2009 Plan is the successor to and continuation of the Prior Plans. We included provisions in the 2009 Plan that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•
Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•
Shareholder approval is required for additional shares. The 2009 Plan does not contain an annual “evergreen” provision. The 2009 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares.

•	Limited share counting. Full value awards such as restricted stock or restricted stock units reduce the pool of shares available at a rate of 1.3 shares for every one share issued under such an award.

•	Repricing is not allowed without prior shareholder approval. The 2009 Plan prohibits the downward repricing of stock options without prior shareholder approval.

•	Submission of 2009 Plan amendments to shareholders. The 2009 Plan requires shareholder approval for amendments to the 2009 Plan to the extent required by applicable laws, regulations or rules.

Description of the 2009 Stock Incentive Plan

The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Shareholders are urged to read the actual text of the 2009 Plan in its entirety, which is filed with this proxy statement as Annex A and is available at http://www.sec.gov.

Background and Purpose

The terms of the 2009 Plan provide for the grant of stock options, restricted stock, restricted stock units, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the 2009 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our Common Stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our Common Stock reserved for issuance under the 2009 Plan, or the Share Reserve, will consist of:

•	2,900,000 shares; plus

•
the additional number of shares that are subject to any stock awards outstanding under the 2001 Plan that may become available for grant under the 2009 Plan if they expire or terminate for any reason prior to exercise or settlement under the 2001 Plan up to a maximum of 1,000,000 shares.

The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.3 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan.

On June 3, 2009, options to purchase approximately 4,596,088 shares were outstanding under all of our equity compensation plans.  No types of awards other than stock options were outstanding under our equity compensation plans. The weighted average exercise price of all options outstanding is approximately $16.55 and the weighted average remaining term of such options is approximately 7.31 years as of June 3, 2009. A total of 26,607,877 shares of our common stock were outstanding as of June 3, 2009.  Except as set forth above, as of June 3, 2009, no other shares were subject to issuance upon the conversion of convertible securities.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2009 Plan. Any shares that are returned to us in connection with the option exchange program described in Proposal 3 (except for those issued pursuant to the program as replacement awards) below shall not be available for issuance under the 2009 Plan.  Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2009 Plan.

To the extent there is a share of common stock issued pursuant to a stock award that counted as 1.3 shares against the number of shares available for issuance under the 2009 Plan, and such share of common stock again becomes available for issuance under the 2009 Plan, then the number of shares of common stock available for issuance under the 2009 Plan shall increase by 1.3 shares.

No participant in the 2009 Plan may be granted options, restricted shares or restricted stock units covering more than 300,000 shares of our common stock in any calendar year, and no more than two times this amount in the first year of employment.

Eligibility

Incentive stock options may be granted under the 2009 Plan only to our employees (including executive officers) and employees of our affiliates. Our employees (including executive officers), consultants and directors, and the employees (including executive officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2009 Plan. All of our approximately 327 employees as of June 3, 2009, directors and consultants are eligible to participate in the 2009 Plan.

Administration

The 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors intends to delegate to our Compensation Committee the administration of the 2009 Plan with respect to the participation by our executive officers in the 2009 Plan.  Subject to the terms of the 2009 Plan, our Board of Directors or Compensation Committee, as applicable, will determine recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Board of Directors or Compensation Committee, as applicable, will also determine the exercise price of options granted under the 2009 Plan.

Repricing

The 2009 Plan expressly provides that, without the approval of the shareholders, the Board or the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock options under the plan, or cancel any outstanding underwater stock options in exchange for cash or new stock awards under the 2009 Plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. The exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2009 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting, subject to our right to repurchase unvested shares in certain circumstances. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

The term of stock options granted under the 2009 Plan may not exceed ten years. Each stock option agreement will set forth any limitations on the right of the optionholder to exercise the stock option following termination of service with us or any affiliate of ours. Options granted to non-employee directors may be exercised for up to 12 months after the non-employee director’s service relationship with us, or any affiliate of ours, ceases for any reason, but in no event after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by our Board of Compensation Committee, as applicable, and may include cash, common stock previously owned by the optionholder, payment through a broker assisted cashless exercise or a net exercise feature, or other legal consideration approved by our Board or Compensation Committee, as applicable.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution, unless  otherwise permitted under the terms of the applicable stock option agreement.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options, or ISOs, may be exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be the total shares reserved for issuance under the 2009 Plan. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s services performed for us or an affiliate of ours. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board or Compensation Committee, as applicable. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. We will settle a restricted stock unit award by delivery of shares of our Common Stock, by cash, or by a combination of cash and stock as deemed appropriate by our Board or Compensation Committee, as applicable and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our Common Stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board or Compensation Committee, as applicable. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2009 Plan provides that Awards may be granted, issued, vested or retained based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Board or Compensation Committee, as applicable.

Performance goals under the 2009 Plan shall be determined by our Board or Compensation Committee, as applicable, based on or related to one or more of the following performance criteria:

•	cash flow;
•	earnings per share;
•	earnings before interest, taxes and amortization;
•	return on equity;
•	total shareholder return;
•	share price performance;
•	return on capital;
•	return on assets or net assets;
•	revenue;
•	income or net income;
•	operating income or net operating income;
•	operating profit or net operating profit;
•	operating margin or profit margin;
•	return on operating revenue;
•	return on invested capital; or
•	market segment shares.

Automatic Option Grants to Directors

The 2009 Plan provides for the automatic grant of options to our non-employee directors.  Each non-employee director who first joins the Board after the effective date of the 2009 Plan and was not previously an employee will receive an option to purchase 40,000 shares of our common stock on the date of election or appointment to the Board.  This initial option vests as to 25% of the shares on the first anniversary of the date of grant.  The balance of the shares vests monthly over a three-year period beginning on the day which is one month after the first anniversary of the date of grant.  This option becomes fully vested on a change in control of the company.  Our current directors would not be eligible for this initial option grant as they are incumbent directors on the Board.

The 2009 Plan also provides for an automatic annual option grant to each non-employee director who has been serving on the Board for at least six months.  On the first business day following the conclusion of each regular annual meeting of our shareholders, commencing with the annual meeting occurring after the effective date of the 2009 Plan, each such non-employee director will receive an option to purchase 10,000 shares of our common stock.  Each annual option grant vests on the first anniversary of the date of grant. or immediately prior to the next regular annual meeting of shareholders following the date of grant if the annual meeting occurs prior to the first anniversary date.  Each of these options becomes fully vested on a change in control of the company.

The exercise price of each of the options described above will be equal to 100% of the fair market value of a share of common stock on the date of grant.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2009 Plan may be assumed, continued or substituted for by any surviving entity.  If the surviving entity elects not to assume, continue or substitute for such awards, the vesting or exercisability of such stock awards may be accelerated in full and then terminated,  if and to the extent not exercised at or prior to the effective time of the corporate transaction, or we may terminate the stock awards upon payment of their intrinsic value in cash or cash equivalents. Additionally, the vesting of each option held by a non-employee director will be accelerated in full.

Plan Amendments

Our Board will have the authority to amend or terminate the 2009 Plan. However, in general, no amendment or termination of the plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2009 Plan if required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the 2009 Plan shall automatically terminate on June 9, 2019, the day before the tenth anniversary of the date the 2009 Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount, if any, paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Board or Committee, as applicable, to grant awards that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits 2009 Stock Incentive Plan

Our Board and Compensation Committee has not made any determination with respect to future awards under the 2009 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2009 Plan. As described above, our non-employee directors are eligible to receive automatic grants under the 2009 Plan. Because awards under the Plan are subject to the discretion of the Board or Compensation Committee, as applicable, awards and benefits under the 2009 Plan for the current or any future year are not determinable. Future option exercise prices under the 2009 Plan are not determinable because they will be based upon the fair market value of our Common Stock on the date of grant. No restricted stock units, restricted stock awards, performance awards or other stock awards have been awarded under the 2009 Plan.

In fiscal 2009, our named executive officers received option grants under the 2001 Plan as set forth in this Proxy Statement in the table entitled “Fiscal 2009 Grants of Plan-Based Awards” under the caption “Executive Compensation.” In fiscal 2009, our non-employee directors received automatic grants of options under the 2003 Director Plan.  These grants are described in this Proxy Statement under the heading “Fiscal 2009 Director Compensation.” The following table sets forth information with respect to stock options granted under the 2001 Plan in fiscal 2009 to the following:

Number of
Name and Position	Options (#)(1)

All current executive officers as a group (5 persons)	367,500
All current non-employee directors as a group (3 persons)	15,000
All employees and consultants, including current officers who are not executive officers, as a group	953,406
_____________
(1) All options were granted at an exercise price per share equal to the fair market value on the date of grant.

The 2009 Plan will become effective if, and when, this Proposal 2 is approved by our shareholders. The Board of Directors approved the 2009 Plan on June 9, 2009, subject to shareholder approval of the 2009 Plan.

Required Vote and Board of Directors Recommendation

Approval of the Proposal 2 requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum.  The approval of the 2009 Plan is a proposal on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, abstentions and broker non-votes may exist with respect to this proposal.  Accordingly, it is important for you to provide instructions to your broker or other nominee on how you wish to vote on this proposal.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our shareholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2009 STOCK INCENTIVE PLAN.  UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE 2009 STOCK INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)

We are seeking shareholder approval of a one-time Stock Option Exchange Program, or the Program. Under the Program, eligible employees would be permitted to exchange outstanding stock options granted under our 2001 Stock Plan prior to June 2008 and with exercise prices equal to or greater than $20.25 per share, or the Eligible Options, for a lesser number of stock options, or the Replacement Awards, to be granted following the expiration of a tender offer to be made to eligible employees.  Our directors and executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended, or the Exchange Act) are not eligible to participate in the Program.

The Program is structured as a value-for-value exchange. The Replacement Awards would be targeted at providing value that is, in the aggregate, not greater than the fair value of the exchanged options. This means that the employees who participate in the Program are expected to receive a number of Replacement Awards with an aggregate value that does not exceed the aggregate value of the options surrendered in the exchange. The Program is intended to encourage retention and build engagement among our employees, in a manner that is substantially cost neutral and simple to communicate and implement.

We are required under applicable Nasdaq Global Market listing requirements to obtain stockholder approval of the Program as proposed under the 2001 Stock Plan, or 2001 Plan.  If our proposed 2009 Stock Incentive Plan, which is described in Proposal 2 above, is approved, we will not grant new awards under the 2001 Plan, except that any Replacement Awards would be granted from the 2001 Plan.  If stockholders do not approve this Program proposal, we will not offer the Program, and the Eligible Options will continue in accordance with their terms.

Background

Our equity compensation programs are designed to attract and retain highly qualified talent. Almost all of our employees participate in our equity grants. Stock options have been our only form of equity compensation granted to employees. As a result, as of June 3, 2009, we had approximately 3,875,827 shares underlying outstanding options granted to our employees, which were held by approximately 287 employees. The majority of these outstanding options were granted under our 2001 Plan.

Over the past two years, our stock price has declined significantly, which has had a negative impact on our ability to retain and motivate employees through the use of stock options.  This decline in our stock price has been due in part to several factors beyond the control of our employees and our leadership team.  For example, in late fiscal 2009, we began to see a sharp decrease in the inventory levels in our manufacturing pipeline, which slowed our sales rate.  This was driven in part by the ordering patterns of our customers, which we cannot control, as well as general economic conditions.  Our target end customers in the IPTV market decreased their capital investments in infrastructure that supports the use of products that incorporate our SoCs, which impacted the ultimate demand for our products.  In addition, there has been a significant decrease in consumer discretionary spending as a result of general economic conditions, which also negatively impacts the demand for our products.  We also experienced an increased level of competition in certain target markets, most significantly in the Blu-ray market once Blu-ray became the standard for high-definition DVD players.  As a result of these and other factors,  many of which were outside of our control, our financial results suffered and our stock price declined.

As of June 3, 2009, the closing price of our common stock on the Nasdaq Global Market was $15.39 and approximately 70% of the shares underlying outstanding options held by our employees were below this trading price. Approximately 27% of the shares underlying the stock options held by employees as of that date had exercise prices equal to or greater than $20.25 per share and were granted prior to June 2008.

In considering how best to continue to motivate, retain and reward our employees who have option awards that are underwater, we evaluated several alternatives, including increasing cash compensation and granting additional equity awards.  In order to replace the intended benefits of equity incentives that have an exercise price significantly higher than our current trading price, in addition to incurring costs associated with equity incentives already granted, we would need to substantially increase cash compensation.  The payment of additional cash compensation would increase our compensation expense and reduce our cash position and cash flow from operations.  In addition, these cash compensation increases would not reduce our overhang.  If we were to make additional grants of options without requiring employees to exchange existing eligible options, we would substantially increase our equity award overhang, the potential dilution to our shareholders and our compensation expense.  As a result, we determined that a program under which employees could exchange eligible options for a replacement option to purchase a lesser number of shares was the most attractive alternative.

Benefits to Shareholders

We believe that our shareholders will benefit from the Program, as it will drive improved retention and engagement among a significant portion of our workforce, at substantially no change in cost.  The price of our common stock, along with the stock price of other semiconductor companies, has experienced a significant decline driven primarily as a result of the worldwide economic downturn. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. As of June 3, 2009, employees held Eligible Options with exercise prices ranging from $20.25 per share to $45.83 per share, while the closing price of our common stock on the Nasdaq Global Market on that date was $15.39. These “out-of-the-money” options are no longer effective as performance and retention incentives. Because such a large number of our outstanding options have exercise prices well above the current stock price, many employees believe their options are of little or no value. These options are no longer an effective means of retaining our key talent, but we will continue to recognize the compensation expense of these options as they are likely to remain unexercised until they expire.  The current situation provides a considerable challenge to maintaining employee motivation, as well as creating a serious threat to retention until a recovery commences. The Program would help to address both of these concerns and reinvigorate a culture based on employee stock ownership.

Successful execution of the Program would reduce our outstanding stock option overhang and avoid the potential dilutive effects that would be associated with granting new options to supplement, rather than replace, outstanding options.  Underwater stock option awards have little or no retentive value but remain in overhang until they are exercised, expire, or are cancelled.  Our overhang on June 3, 2009 was 48.6%. Under the Program, we expect that a reduction in overhang will occur because participating employees will receive fewer shares with their new stock options than the number of shares that could be purchased under their old stock options being surrendered, and surrendered shares subject to the old stock options (in excess of those subject to the replacement options) will be cancelled and not be re-issued under the 2001 Plan or our 2009 Stock Incentive Plan, if approved.  The number of Eligible Options that an eligible employee must surrender to obtain Replacement Awards is called the Exchange Ratio.  The Board has established the Exchange Ratio at 1.5 to 1.0 shares. The Exchange Ratio was determined based on the fair value of the old stock option and the proposed replacement stock option, and was determined under applicable accounting rules shortly before our Board approved the Program, subject to shareholder approval. The Program is intended to be a value-for-value exchange, which means that in order to obtain a new at-the-money stock option, an employee will be required to surrender a higher number of underwater stock options that have an aggregate value approximately equivalent to or more than the new stock option.

By structuring the Program as a value-for-value exchange, we would restore economic value to the options held by employees, while not creating material additional compensation expense to us.  We use FAS 123R to calculate the share-based compensation for the Eligible Options. Using this method, we are required to recognize $24.1 million (net of forfeitures) in compensation expense relating to the Eligible Options, of which $8.0 million has already been recognized. The remaining $16.1 million would have to be recognized even if those outstanding awards are never exercised because they are underwater.

Benefits to Employees

The Program would benefit our employees by providing a renewed stake in our future success. The Replacement Awards would have a new exercise price that reflects our stock price at the time the Program is completed. However, because the Program is structured as a value-for-value exchange, eligible employees who participate in the Program would receive a smaller number of Replacement Awards than those that are surrendered. The Replacement Awards also would carry a new vesting schedule, which will foster retention by requiring employees to continue employment in order to realize the value of the new awards.

If our shareholders do not approve the Program, Eligible Options will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these Eligible Options, even though the Eligible Options may have little or no retention or incentive value.

Overview of the Option Exchange Program

If shareholders approve the Program, our Board will determine the date upon which the Program will begin.  At that time, we will file written materials relating to the Program with the United States Securities and Exchange Commission, or the SEC, as part of a tender offer statement on Schedule TO.  Should our stock price increase significantly, the Company will reassess the advisability of implementing the Program. After we file materials with the SEC, we will send to eligible employees written materials explaining the precise terms and timing of the Program. Documents filed relating to the Program will be available to the public, including eligible employees, at http://www.sec.gov.

Under the terms of the Program, eligible employees who elect to participate would surrender Eligible Options they currently hold, and in return would receive new Replacement Awards under our 2001 Plan.  We are not taking advantage of very recent declines in stock price. Therefore, we are not including any recent stock option grants in our option exchange program. Specifically, we will not include any stock option grants made on or after June 2008.  Avoiding significant incremental expense was a significant factor in determining the exchange ratio. In all cases, the number of Replacement Awards received will be fewer than the number of Eligible Options surrendered.

As of June 3, 2009, we had 4,596,088 shares underlying outstanding options under all of our equity compensation plans. Of these shares underlying outstanding options, up to 831,012 shares (or 18.1%) would be eligible for exchange under the proposed Program. If all of the Eligible Options were exchanged for Replacement Awards at the 1.5 to 1.0 exchange ratio, the number of Replacement Awards granted would be options to purchase an aggregate of approximately 554,009 shares.  The other 277,003 shares remaining from the Eligible Options would be retired and not available for grant under either our 2001 Plan or our proposed 2009 Stock Incentive Plan, if approved by our shareholders.

The actual number of Eligible Options will depend on the number of countries where we determine it to be practical and desirable to offer the Program.

For example, assuming our proposed 2009 Stock Incentive Plan is adopted by our shareholders, after the exchange (assuming all Eligible Options are tendered and without including any grants after June 3, 2009), there will be 2,900,000 shares available for grant under the 2009 Plan and no further shares available for grant under any of our prior equity compensation plans.  We would have outstanding options to purchase an aggregate of 4,319,085 shares under all of our prior equity compensation plans, and would have retired 277,003 shares that were previously outstanding under our 2001 Plan in connection with the exchange of Eligible Options.  The options outstanding after the exchange under all of our equity compensation plans would have a weighted average exercise price of $12.35 (assuming the Replacement Awards were granted with an exercise price equal to the closing price per share of our common stock on the Nasdaq Global Market on June 3, 2009) and a weighted average remaining term of 7.19 years as of June 3, 2009.  We would have no options outstanding under the 2009 Plan.  Please see the table below, which assumes the adoption of our 2009 Plan, for a side-by-side comparison of before and after the exchange:

	Prior to Exchange	After
	(rounded)*	Exchange*
Shares Available For Grant	2,900,000	2,900,000
Stock Options Outstanding	4,596,088	4,319,085
Weighted Average Exercise Price	$16.55	$12.35
Weighted Average Remaining Term	7.31 years	7.19 years
Total Outstanding	26,607,877	26,607,877
_____________
* Assumes the adoption of our proposed 2009 Stock Incentive Plan as described in Proposal 2 above.

Structure of the Option Exchange Program

Timing

If the Program is approved by the shareholders, upon approval of the specific terms of the Program by our Board, we will file an Offer of Exchange with the SEC. We will then distribute the Offer of Exchange to eligible employees and initiate the exchange period. Eligible employees will be given at least 20 business days from the date the Program is initiated to elect to exchange any or all of their Eligible Options for Replacement Awards. We expect to implement the Option Exchange Program as soon as administratively possible after shareholder approval on July 30, 2009, but in any event it will be implemented no later than 12 months following the date shareholders approve the Program.

Eligible Employees

The Program would be open to all of our employees worldwide who are employed at the beginning and the end of the exchange period and on the new option grant date, and who hold Eligible Options, except for the following:

•	Members of our Board of Directors;

•	Our named executive officers; and

•	Employees located in countries where we determine that it is neither practical nor desirable to offer the Program.

We intend to make the Program available to our employees who are located outside of the United States, where permitted by local law and where we determine it would be practicable to do so. It is possible that we would need to make modifications to the terms of the Program offered to employees in countries outside the United States either to comply with local requirements, or for tax or accounting reasons. In addition, we may exclude employees in certain non-U.S. jurisdictions from the Program if local law, expense, complexity, administrative burden or similar considerations would make their participation illegal, infeasible or impractical. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Up to 198 employees would be eligible for the Program. The Program will not be made available to former employees or retirees.

Eligible Options

As noted above, the “Eligible Options” as of the date the Program commences that may be exchanged are options with an exercise price that is greater than or equal to $20.25, which is higher than the highest closing price of our common stock during the 52-week period prior to that date.  As of June 3, 2009, options for approximately 4,596,088 shares of our common stock were outstanding under all of our equity compensation plans. Of these outstanding options, the number of shares underlying options held by eligible employees with exercise prices greater than or equal to $20.25 is 831,012.  In all cases, options that have exercise prices less than $20.25 will not be Eligible Options.  Our Board will finalize the minimum exercise price of the Eligible Options prior to the commencement of the Program and may increase (but not decrease) the minimum exercise price for Eligible Options above the 52-week high for our stock price if it deems appropriate in light of our stock price at the time the Program commences.

The following table sets forth detailed information about the Eligible Options:

		Weighted Average	Weighted Average	Proposed
Exercise Price	Outstanding Options	Exercise Price	Remaining Life in Years*	Exchange Ratio	New Options
$20.25	49,000	$20.25	8.8	1.5	32,667
$23.45	115,912	$23.45	8.69	1.5	77,275
$25.70	29,200	$25.70	7.55	1.5	19,467
$27.83	16,000	$27.83	7.8	1.5	10,667
$31.57	147,500	$31.57	8.05	1.5	98,333
$45.83	473,400	$45.83	8.31	1.5	315,600
Total	831,012	$37.62	8.31		554,009
__________
* As of June 16, 2009

Replacement Awards

Replacement Awards would be used for eligible employees located in the United States and are anticipated to be used in most of the countries with eligible employees covered by the Program. It is possible that certain terms of the Program may need to be modified in countries outside the United States in order to comply with local requirements, or for tax, accounting or administrative reasons.

Exchange Ratios

The number of Eligible Options that an eligible employee must surrender to obtain Replacement Awards is called the Exchange Ratio.  The Exchange Ratio will require an employee to exchange a larger number of Eligible Options for a smaller number of Replacement Awards.  The Board has established the Exchange Ratio at 1.5 to 1.0, such that a participant in the Program will receive 1.0 share in the Replacement Award for every 1.5 shares exchanged from the Eligible Option.  The Exchange Ratio was based on the exercise price of the Eligible Options and calculated using the Black-Scholes option pricing model. The model uses the following variables: stock price volatility, risk free interest rates, option term, option exercise price, dividend yield and stock price on the date of grant.  Setting the Exchange Ratio in this manner is intended to result in the issuance of new stock options that have a fair value approximately equal to or less than the fair value of the surrendered eligible stock options that they replace. This is designed to eliminate additional compensation expense from such new stock options, other than compensation expense that might result from changes in our stock price or other variables after the exchange ratio was established but before the time that new stock options are granted in the Program.  Even at the highest exercise price for Eligible Options, the economic value of the awards to be granted in the exchange are not greater than the economic value of the awards to be cancelled in the exchange at the time the Exchange Ratio was determined.

Participation

Participation in the Program is voluntary. Under the Program, eligible employees will have the choice, on a grant by grant basis, to exchange any or all of their Eligible Options. However, eligible employees would not be permitted to exchange a portion of a single option grant for Replacement Awards; but rather would be required to exchange all or none of the Eligible Options within a single grant.

Vesting, Term and Other Provisions of Replacement Awards

The Replacement Awards would be subject to a new vesting schedule and would be unvested at the time of grant, regardless of whether the Eligible Options exchanged were partly or wholly vested. The Replacement Awards would vest over a five-year period, with 20% of the shares vesting on the first anniversary of the Replacement Award grant date and in equal monthly installments over the four years following the first anniversary.  The Replacement Awards would have a term of 8 years from the date of the replacement grant.  As of July 30, 2009, the Eligible Options that are expected to be eligible for Replacement Awards will have a weighted average remaining vesting period of approximately 40 months and a weighted average remaining term of approximately 8.42 years.

The vesting period of the Replacement Awards is longer than the weighted average remaining vesting period of the Eligible Options that are expected to be eligible for Replacement Awards.

The other terms and conditions of the Replacement Awards would be governed by the 2001 Plan and would be outlined in an award agreement to be entered into as of the grant date.

Cancellation of Surrendered Eligible Options

All surrendered options would be cancelled at the time of the proposed exchange.  For each 1.5 shares underlying Eligible Options that are surrendered under the Program, 1.0 share would be returned to the 2001 Plan and be used to issue the Replacement Awards, and the remaining 0.5 shares underlying Eligible Options that are surrendered under the Program would be retired and no longer available for grant under the 2001 Plan or our proposed 2009 Stock Incentive Plan, if approved by our shareholders.  Eligible Options that are not surrendered will not be affected and will remain exercisable according to their original terms.

Accounting Treatment

The Program will be accounted for under Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (FAS 123R). Under these rules, the exchange of options will be characterized as a modification of the exchanged options. Any difference between the fair value of the new Replacement Awards over the fair value of the exchanged options at the time of the exchange will result in a modest additional compensation expense. The actual amount of the compensation expense will depend on participation levels and on the exchange ratios, Black-Scholes values, and vesting schedules established at the time of the exchange. We do not expect the additional compensation expense, if any, to be material to us.

U.S. Federal Income Tax Consequences

The exchange of Eligible Options should be treated as a non-taxable exchange and neither we nor our employees should recognize any income for U.S. federal income tax purposes upon the grant of the Replacement Awards. However, the tax consequences for participating non-U.S. employees may differ from U.S. federal income tax consequences.

Potential Modification to Terms to Comply with Governmental Requirements

If the Company commences the Program, the terms of the Program will be described in a Schedule TO that will be filed with the SEC before or concurrent with the initiation of the exchange period. Although we do not expect the SEC to require any modifications, it is possible that we would need to alter the terms of the Program to comply with comments from the SEC. In addition, we intend to make the Program available to certain employees located outside the United States, where permitted by local law and where we determine it would be practical and desirable to do so. It is possible that we would need to make modifications to the terms offered to employees in countries outside the United States either to comply with local requirements, or for tax or accounting reasons.  We also reserve the right not to implement the Program in any country where it would be impractical or inadvisable to do so.

Effect on Shareholders

Although we are unable to predict the precise impact of the Program on our shareholders because we are unable to predict how many or which employees will exchange their eligible awards, we have designed the Program in a manner intended to ensure that the value of the equity granted in the Program is no greater than the value of the eligible awards surrendered. The Program is intended to restore competitive and appropriate equity incentives for our employees, reduce our existing overhang and recapture value for compensation expense already being incurred.

Approval by Shareholders

Approval of this Proposal 3 requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum.  The approval of the Program is a proposal on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, abstentions and broker non-votes may exist with respect to this proposal.  Accordingly, it is important for you to provide instructions to your broker or other nominee on how you wish to vote on this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ONE-TIME STOCK OPTION EXCHANGE PROGRAM. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ONE-TIME STOCK OPTION EXCHANGE PROGRAM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The NASDAQ Stock Market.  The current members of the Audit Committee are William J. Almon, Julien Nguyen and Lung C. Tsai.  The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended January 31, 2009.  The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, has discussed with the independent registered public accounting firm, Armanino McKenna LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009.

Audit Committee
William J. Almon, Chairman
Julien Nguyen
Lung C. Tsai

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.  Representatives of Armanino McKenna LLP are expected to be present at the Company’s Annual Meeting.  They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification of Appointment of Armanino McKenna LLP

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote.  Shareholder ratification of the selection of Armanino McKenna LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Armanino McKenna LLP to the shareholders for ratification as a matter of corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of Armanino McKenna LLP as the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed for services rendered by Armanino McKenna LLP for each of our last two fiscal years.

	2009	2008
Audit fees (1)	$1,766,000	$2,076,000
Audit-related fees (2)	—	301,000
Tax fees (3)	402,000	299,000
Total	$2,168,000	$2,676,000
_____________

(1)
Audit fees represent fees for professional services provided in connection with their audit of the Company’s consolidated financial statements, their audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, reviews of the consolidated financial statements included in its quarterly reports on Form 10-Q and related statutory and regulatory filings.

(2)	The audit-related fees as of the year ended February 2, 2008 were for services related to Company’s registration statement on Form S-1, that are not included in the “audit fees”.
(3)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Company’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm.  In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent registered public accounting firm.  Under this policy, the Audit Committee must pre-approve all audit and audit related services.  All of the services in fiscal 2008 and 2009 were pre-approved by the Audit Committee.  The policy also mandates that no engagements of the Company’s independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section contains a discussion and analysis of how we compensate our Chief Executive Officer, Chief Financial Officer and our top three highest paid other executive officers as of January 31, 2009, who we refer to collectively as our named executive officers.  In this section, we discuss our executive officer compensation philosophy and objectives, the process under which our executive officer compensation is determined and the elements of our executive compensation program, including a discussion of our compensation decisions for fiscal 2009 and 2010.

The Compensation Committee of our Board of Directors, which we refer to as the Committee in this section, administers the compensation program for our named executive officers, with the assistance of our Chief Executive Officer and an independent compensation consultant.

Our Executive Compensation Philosophy and Objectives

We are engaged in a dynamic and competitive industry and currently face a very challenging economic environment.  Our success depends upon our talented employees and the leadership provided by our named executive officers is a key factor in our success.  The Committee has designed our executive compensation program to achieve the following objectives:

•
Attract and retain highly qualified talent.  We compete for talented executives with leading technology companies worldwide along with both technology start-ups and established businesses.  Our compensation programs allow us to attract and retain dynamic, experienced people who are motivated by the challenges and opportunities of growing our business.

•	Align the interests of our executives with stockholders. We believe our programs should reward our executive officers for contributions to increase our shareholder value.

•
Manage resources efficiently.  Employee compensation is a significant expense for us.  We strive to manage our compensation programs to balance our need to reward and retain executives with preserving stockholder value.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

•
Base salary.  The Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace.  We generally set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•
Equity Awards.  The Committee believes that long-term equity incentives, such as stock options that vest over a period of time, focus executives on increasing long-term shareholder value and are key retention devices for executives through use of multi-year vesting periods.

•
Discretionary Cash Bonus Awards.  Our Committee has historically awarded cash bonuses on occasion in recognition of strong company performance or to reward significant individual contributions.  Historically, our Committee has retained the discretion to determine individual cash bonus awards after the completion of a fiscal year.

•	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Committee views these components of executive compensation as related, but does not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components.  The Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Our Process of Establishing Executive Compensation

Our executive compensation program is administered by the Committee with the assistance of our Chief Executive Officer.  In fiscal 2009, the Committee retained an independent compensation consultant, Compensation Resources, Inc., or CRI, to assist with the compensation-determination process for all executive officers, including our Chief Executive Officer, and to conduct a comparative study of our executive compensation policies, practices and procedures relative to other publicly traded companies.  CRI worked with the Committee to gather and analyze third-party data about our peer companies’ compensation practices and provided feedback regarding proposed compensation decisions.  The Committee also engaged CRI to assist in its review of the compensation of our non-employee directors.

The Committee typically reviews our executive officers’ compensation on an annual basis.  The Committee has historically met to review compensation for our Chief Executive Officer at the beginning of each fiscal year and again as part of its typical review of compensation of all our executive officers toward the end of the fiscal year.  In light of the critical functions and leadership role of our Chief Executive Officer, who is our founder and has served as our Chief Executive Officer since our inception over 25 years ago, the Committee believes our Chief Executive Officer should be our mostly highly compensated officer and has typically reviewed his compensation twice a year to ensure we are providing a competitive compensation package consistent with our overall business performance.  In connection with its review of the compensation of our Chief Executive Officer that occurs at the start of a fiscal year, the Committee reviews our prior year performance, our Chief Executive Officer’s contributions to that performance and other relevant factors, such as compensation paid to chief executive officers of our peer companies.

In making its compensation decisions in fiscal 2009, the Committee engaged in a multi-faceted review process.  At the outset, the Committee worked directly with CRI to conduct a market assessment of our executives’ base salaries, total cash compensation (base salary plus cash bonuses), long-term incentive compensation (the three-year average of all equity-based awards) and total compensation (total cash compensation, long-term incentive compensation plus all other compensation).  The market assessment consisted of a review of compensation information from a select group of peer companies and utilized information from the following surveys: (i) Radford Executive Survey 2008; (ii) 2008 Executive Comp Survey; (iii) 2008 Executive Assessor; (iv) 2008 Benchmark Database Executive Survey; (v) 2008 ChiPs Executive & Sr. Management Total Compensation Survey; and (vi) 2007-2008 Survey Report on Top Management Compensation.

The Committee, with the assistance of CRI, developed the list of peer companies based on companies meeting one or more of the following criteria: (i) industry group, a company that competes within the semiconductor and related devices industry; (ii) geographic location; (iii) annual revenue of between one-half to two times our annual revenue; and (iv) a number of employees comparable to our workforce.  Based on these criteria, the following forty-two companies were selected to form our peer group:

Actel Corp.	Advanced Energy Inds Inc.	Anadigics Inc.
Applied Micro Circuits Corp.	Asyst Technologies Inc.	Atheros Communications, Inc.
Atmi Inc.	Axcelis Technologies Inc.	Cabot Microelectronics Corp.
Cirrus Logic Inc.	Cohu Inc.	Diodes Inc.
DSP Group Inc.	Emcore Corp.	Formfactor Inc.
Hittie Microwave Corp.	Integrated Silicon Solution Inc.	Ixys Corp.
Lattice Semiconductor Corp.	Mattson Technology Inc.	Micrel Inc.
Microsemi Corp.	Mindspeed Technologies, Inc.	Monolithic Power Systems, Inc.
Photronics Inc.	PMC Sierra Inc.	Power Integrations Inc.
Rambus Inc.	Rudolph Technologies Inc.	Semitool Inc.
Semtech Corp.	Silicon Image Inc.	Silicon Laboratories Inc.
Silicon Storage Technology	SiRF Technology Holdings Inc.	Standard Microsystems Corp
Tessera Technologies Inc.	Trident Microsystems Inc.	Triquent Semiconductor Inc.
Ultra Clean Holdings Inc.	Veeco Instruments Inc.	Zoran Corp.

To determine a market consensus of the various compensation elements for a particular executive position, CRI used the average of various measures, including the mean and median of the information.  In general, the Committee has established general guidelines, which provide that executives’ base salaries should be within ten percentage points higher or lower than the market consensus, and total cash compensation, long-term incentive compensation and total compensation should be within twenty percentage points higher or lower than market consensus.  However, the Committee may approve compensation of individual executives above or below these general guidelines based upon the executive’s performance, position and experience, evaluation of total compensation, as well as external factors affecting our business and market generally.

In setting compensation levels for our executive officers, the Committee considers a number of factors other than the Committee’s general guidelines in making its decision, including the recommendations of our Chief Executive Officer, as described below, internal pay fairness, each executive’s scope of responsibility, domain expertise, business knowledge and significance to our corporate objectives among other factors, and uses the market data simply as a general reference point.

As part of its review process, the Committee also meets separately with our Chief Executive Officer to discuss executive compensation.  Our Chief Executive Officer reviews with the Committee the individual performance of each executive and the leadership demonstrated by the executive during the prior period.  Although there are no qualitative or quantitative measures established prior to an evaluation of an individual’s performance, the Committee reviews the contributions made by an officer to our overall business performance and the performance of the business department for which the officer is primarily responsible.  The type of contributions can vary depending on the officer and the business department.  For example, in its evaluation of our Chief Financial Officer in fiscal 2009, the Committee noted his contributions to the improvements in our internal control over financial reporting.  Our Chief Executive Officer makes recommendations to the Committee for the base salary, cash bonus awards and equity awards for our executive officers, other than for himself.  These recommendations are not determinative but are taken into account by the Committee in making its compensation decisions.  Our Chief Executive Officer also provides the Committee a self-evaluation of his performance and contributions made to our overall performance.  In 2009, the Committee took into account this self-evaluation, but then worked directly with CRI to make decisions for our chief executive officer’s compensation separately and without his participation.

Our Compensation Program Decisions

Base Salary

In February 2008, the Committee met to review the base salary of our Chief Executive Officer.  In connection with its review, the Committee reviewed our performance in fiscal 2008, our Chief Executive Officer’s contributions to that performance and other relevant factors, such as compensation paid to chief executive officers of our peer companies.  The Committee increased the base salary of our Chief Executive Officer from $420,000 to $550,000 effective as of the start of fiscal 2009, primarily in light of our increase in revenues, profitability and shareholder value and the successful completion of our follow-on public offering in fiscal 2008

In October 2008, the Committee commenced its evaluation of compensation for all of our executive officers, including our Chief Executive Officer.  The Committee determined that no change was necessary to the base salary of our Chief Executive Officer.  In making this determination, the Committee noted our Chief Executive Officer’s base salary was above our general guidelines for base salaries.  However, the Committee considered that a reduction on our Chief Executive Officer’s base salary was not necessary because his total compensation was within the Committee’s general guidelines.  In addition, the Committee views the base salary of our Chief Executive Officer differently than our other executive officers as a result of his critical role and leadership across all aspects of our business.  The Committee believes our Chief Executive Officer’s base salary, which is above our general guidelines for base salaries, reflects his unique contributions to our business.

The Committee determined it was important to recognize the talent of our other executives with increases in base salary.  With respect to our Chief Financial Officer, the Committee determined that his fiscal 2008 base salary was more than 10% below market consensus; and therefore, fell below the general guidelines of the Committee.  The Committee determined to increase our Chief Financial Officer’s base salary by 6% primarily in light of this market information and his individual performance.  Although our Chief Financial Officer’s revised base salary continued to be below the market consensus, the six percent pay increase caused his base salary to fall within the general guidelines of the Committee.  In light of the Committee’s review of the VP, Engineering’s performance and contributions, internal pay equity considerations and our general guidelines, the Committee determined to raise our VP of Engineering’s base salary by 6%, which continued to be within the Committee’s general guidelines.  The Committee determined to increase our VP of Strategic Marketing’s base salary by 6%, which continued to be below the general guidelines.  However, the Committee took into account internal pay equity and the total compensation received by the VP of Strategic Marketing, including higher than market consensus long-term incentive compensation, in deciding not to increase his salary to be within the general guidelines of the Committee.  In review of the base salary of our Senior VP of Sales & Marketing, the Committee noted that his base salary was significantly below the market consensus.  This was due, in part, to the fact that our Senior VP of Sales & Marketing was transitioning into that role after having been with us for a period of time in a different role.  The Committee determined to increase his base salary by 33%, which continued to be below the Committee’s general guidelines for base salary.  However, the Committee believed the base salary amount was appropriate in light of the significant increase, as a percentage of prior base salary, along with the fact that our Senior VP of Sales & Marketing was continuing to transition into his new role.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, currently consists of stock option grants and our employee stock purchase program.  In determining the number of options to be granted to executive officers, the Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility, the vesting period (and thus, retention value) remaining on the executive’s existing options, the executive’s ability to affect profitability and stockholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

In fiscal 2008, the Committee granted annual retention stock option awards to each of our executive officers, except for our senior vice president, worldwide sales who was on an extended sabbatical, as a form of long-term incentive awards.  These stock options vest in accordance with our standard schedule, which provides for vesting over five years at the rate of twenty percent of the shares on the date that is one year after the vesting commencement date specified in the grants and 1/60th of the shares each month thereafter.  In February 2008, the Committee granted our chief executive officer an option to purchase 100,000 shares of common stock in recognition of his performance in fiscal 2008.  This option was fully vested and exercisable on February 11, 2008.

In connection with the annual review of our executive officer compensation in fiscal 2009, the Committee granted stock options to our executive officers as outlined in the Fiscal 2009 Grants of Plan-Based Awards Table below that vest in accordance with our standard schedule described above.  However, as a result of the limited number of shares available for grant under our incentive plan at the time of the Committee’s annual review of executive compensation in late fiscal 2009, the Committee granted only half of the equity award it determined should be awarded to our Chief Executive Officer at that time.  In February 2009, the Committee met again to determine whether our Chief Executive Officer should be awarded an additional option grant and determined to award the remaining amount it had previously determined should be awarded now that there were sufficient shares available for grant under our incentive plan.

Discretionary Cash Bonus Awards

The Committee, from time to time, may award discretionary cash bonuses to our executive officers.  The Committee has not historically adopted a cash incentive plan with specified performance criteria so that it could maintain flexibility to award cash bonuses when extraordinary company or individual performance or other special circumstances warrant such an award.

In early fiscal 2009, the Committee awarded our Chief Executive Officer a cash bonus of $100,000 for our performance in fiscal 2008 and his individual contributions and leadership.  In connection with the annual evaluation of executive compensation that occurred later in fiscal 2009, however, the Committee determined not to award any discretionary cash bonuses to our other executives.  By that time in the year, the Committee was aware of the potential economic challenges that we might face from a slowdown in the macroeconomic environment, generally, and the impact such a slowdown would have on our business, specifically.  The Committee did not feel it was appropriate to award our executives discretionary cash bonuses under those circumstances.  In addition, the Committee believed all of the executive officers’ total compensation, after taking into account the adjustments to base salary and long-term incentive awards and other equity holdings, were within the Committee’s general guidelines for total compensation.

General Benefits

In addition to the compensation opportunities we describe above, we also provide our executive officers and other employees benefits such as medical insurance, life and disability insurance and our 401(k) Savings/Retirement Plan, in each case on the same basis as other employees.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year.  These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer.  The Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Fiscal 2009 Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal 2009 by our Chief Executive Officer, Chief Financial Officer and our top three highest paid other executive officers as of January 31, 2009, who we refer to collectively as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
Thinh Q. Tran	2009	547,500		—		2,924,490	—	23,021	(2)	3,495,011
President and Chief Executive Officer	2008	420,538		100,000		740,456	—	21,583	(3)	1,282,577
	2007	350,000		35,000		709,639	—	10,000	(4)	1,104,639

Thomas E. Gay III	2009	258,827		—		446,048	—	8,256	(5)	713,131
Chief Financial Officer and Secretary	2008	165,385	(6)	25,000	(7)	295,674	—	433	(8)	486,492
	2007	—		—		—	—	—		—

David Lynch	2009	223,958	(9)	—		181,014	—	5,125	(10)	410,097
Senior Vice President, Worldwide Sales	2008	—		—		—	—	—		—
	2007	—		—		—	—	—		—

Jacques Martinella	2009	258,827		—		267,166	—	6,289	(11)	532,282
Vice President, Engineering	2008	242,008		—		161,322	—	962	(8)	404,292
	2007	223,549		—		148,048	—	—		371,597

Kenneth Lowe	2009	207,062		—		234,347	—	4,980	(12)	446,389
Vice President, Strategic Marketing	2008	192,597		—		139,029	—	308	(8)	331,934
	2007	177,844		—		126,176	—	—		304,020
_____________
(1)
Amounts listed in this column represent the compensation expense of option awards recognized by the Company, before forfeitures, under FAS 123R for the corresponding fiscal year, rather than amounts paid to or realized by the named individual, and includes expense recognized in the corresponding fiscal year for awards granted prior to such year.  Please refer to the footnotes to our consolidated financial statements in our 2008 Annual Report on Form 10-K and 2007 Annual Report on Form 10-K for the underlying assumptions for this expense.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by us.

(2)
Represents $15,000 paid for annual retainer for services on the Board of Directors, $6,007 for 401K match and $2,014 for group term life insurance.  As of October 28, 2008, Mr. Tran was no longer paid additional compensation for serving on the board of directors.

(3)	Represents $20,000 paid for annual retainer for services on the Board of Directors and $1,583 for 401K match.

(4)	Represents $10,000 paid for annual retainer for services on the Board of Directors and no 401K match was paid in fiscal 2007.
(5)	Represents $5,164 paid for 401K match and $3,092 for group term life insurance.
(6)	Mr. Gay joined us as our Chief Financial Officer on June 1, 2007.
(7)	Represents amount paid as sign on bonus in connection with Mr. Gay’s acceptance of employment with us.
(8)	Represents amount paid as 401K match.
(9)	Mr. Lynch became our Senior Vice President of Sales and Marketing on September 1, 2008.
(10)	Represents $3,947 paid for Registered Retirement Savings Plan match and $290 for group term life insurance.
(11)	Represents $5,211 paid for 401K match and $1,078 for group term life insurance.
(12)	Represents $3,902 paid for 401K match and $1,078 for group term life insurance.

Fiscal 2009 Grants of Plan-Based Awards Table

The following table shows information regarding stock option awards we granted to the named executive officers during the year ended January 31, 2009.  The options granted to our named executive officers in fiscal 2009 were granted under our 2001 Stock Plan.

	Grant	Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	(#)(1)	($/Sh)	(2)
Thinh Q. Tran	11/3/2008	—	—	—	87,500	$10.87	$581,884
President and Chief Executive Officer	2/11/2008	—	—	—	100,000	$41.58	$2,716,220

Thomas E. Gay III.	11/3/2008	—	—	—	30,000	$10.87	$199,503
Chief Financial Officer and Secretary

David Lynch	11/3/2008	—	—	—	100,000	$10.87	$665,010
Senior Vice President, Worldwide Sales

Jacques Martinella	11/3/2008	—	—	—	30,000	$10.87	$199,503
Vice President, Engineering

Kenneth Lowe	11/3/2008	—	—	—	20,000	$10.87	$133,002
Vice President, Strategic Marketing
______________

(1)
All options listed are exercisable as to 20% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following four years, except for Mr. Tran’s .grant on February 11, 2009 that vested in full on the date of grant. The option has a term of ten years, subject to earlier termination in certain events relating to termination of employment.

(2)
The grant date fair value was determined under FAS 123R for financial reporting purposes. Please refer to the footnotes to our consolidated financial statements in our 2009 Annual Report on Form 10-K for the underlying assumptions for this expense.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by us.

Outstanding Equity Awards At Fiscal Year-End 2009

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of January 31, 2009:

	Number of		Number of Securities
	Securities Underlying		Underlying
	Unexercised Options		Unexercised Options
	(#)		(#)		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date (1)
Thinh Q. Tran	45,833		—		$3.50	5/31/2010
President and Chief Executive Officer	31,667		—		$1.25	11/7/2011
	40,986		—		$1.69	10/18/2012
	44,000		—		$3.40	2/20/2013
	2,500	(2)	17,500	(2)	$5.43	3/15/2010
	2,500	(3)	52,500	(3)	$9.89	(9)
	58,000	(4)	62,000	(4)	$11.06	8/25/2016
	100,000	(5)	—		$41.58	2/11/2018
	—		87,500	(6)	$10.87	11/3/2018

Thomas E. Gay, III	38,000	(7)	82,000	(7)	$28.63	6/1/2017
Chief Financial Officer	—		30,000	(6)	$10.87	11/3/2018

David Lynch	—		100,000	(6)	$10.87	11/3/2018
Senior Vice President, Worldwide Sales

Jacques Martinella	20,000		—		$5.75	11/1/2009
Vice President, Engineering	22,916		—		$3.50	5/31/2010
	1,000		—		$1.69	10/18/2012
	9,166		—		$3.40	2/20/2013
	500	(2)	3,500	(2)	$5.43	3/15/2010
	6,500	(3)	10,500	(3)	$9.89	(10)
	14,499	(4)	15,501	(4)	$11.06	8/25/2016
	5,133	(8)	16,867	(8)	$45.83	11/5/2017
	—		30,000	(6)	$10.87	11/3/2018

Kenneth Lowe	10,000		—		$3.50	5/31/2010
Vice President, Strategic Marketing	834		—		$3.40	3/15/2009
	5,417	(2)	2,917	(2)	$5.43	(11)
	5,416	(3)	8,751	(3)	$9.89	(12)
	12,082	(4)	12,918	(4)	$11.06	8/25/2016
	4,666	(8)	15,334	(8)	$45.83	11/5/2017
	—		20,000	(6)	$10.87	11/3/2018
______________
(1)	Except as otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events relating to termination of employment.
(2)	Exercisable as to 20% of the shares on the first anniversary of 8/9/04, with the remaining shares vesting ratably each month thereafter over the following four years.
(3)	Exercisable as to 20% of the shares on the first anniversary of 10/28/05, with the remaining shares vesting ratably each month thereafter over the following four years.
(4)	Exercisable as to 20% of the shares on the first anniversary of 8/25/06, with the remaining shares vesting ratably each month thereafter over the following four years.
(5)	The option was fully vested and fully exercisable on the date of grant, February 11, 2008.
(6)	Exercisable as to 20% of the shares on the first anniversary of 11/3/08, with the remaining shares vesting ratably each month thereafter over the following four years.
(7)	Exercisable as to 20% of the shares on the first anniversary of 6/1/07, with the remaining shares vesting ratably each month thereafter over the following four years.
(8)	Exercisable as to 20% of the shares on the first anniversary of 11/5/07, with the remaining shares vesting ratably each month thereafter over the following four years.
(9)	30,000 shares underlying this option expire on 3/15/10. 25,000 shares underlying this option expire on 3/15/11.
(10)	6,000 shares underlying this option expire on 3/15/09. 6,000 shares underlying this option expire on 3/15/10. 5,000 shares underlying this option expire on 3/15/11.
(11)	5,000 shares underlying this option expire on 3/15/09. 3,334 shares underlying this option expire on 3/15/10.
(12)	5,000 shares underlying this option expire on 3/15/09. 5,000 shares underlying this option expire on 3/15/10. 4,167 shares underlying this option expire on 3/15/11.

Fiscal 2009 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during fiscal 2009 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thinh Q. Tran	221,240	6,477,005
President and Chief Executive Officer

Thomas E. Gay III.	—	—
Chief Financial Officer and Secretary

David Lynch	—	—
Senior Vice President, Worldwide Sales

Jacques Martinella	29,168	808,166
Vice President, Engineering

Kenneth Lowe	6,833	105,747
Vice President, Strategic Marketing
______________
(1)
The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise as measured by the closing price on The NASDAQ Global Market and the exercise price of the option, multiplied by the number of shares exercised.

Potential Payment upon Change of Control

Acceleration of Outstanding Option Awards

Our 2001 Stock Option Plan provides that in the event of a merger or the sale of substantially all of our assets (a “Change of Control Event”), each option outstanding under the 2001 Stock Option Plan that is not assumed or an equivalent option substituted by the successor corporation will fully vest and become exercisable.  The table below shows the number of options that would have vested immediately assuming a Change of Control Event occurred on January 31, 2009:

Name	Number of Options

Thinh Q. Tran	219,500
President and Chief Executive Officer

Thomas E. Gay, III	112,000
Chief Financial Officer

David Lynch	100,000
Senior Vice President, Worldwide Sales

Jacques Martinella	76,368
Vice President, Engineering

Kenneth Lowe	59,920
Vice President of Strategic Marketing

Offer Letter with Kenneth Lowe

Pursuant to the terms of our offer letter with Kenneth Lowe, Mr. Lowe is entitled receive his monthly base salary for a period of twelve weeks following his termination if he is terminated without cause.  The offer letter defines cause to mean termination for any of the following reasons:  (i) engaging in misconduct which is demonstrably injurious to us, (ii) conviction of a crime, (iii) an act of fraud or misappropriation of our property, (iv) a material breach of the offer letter or our proprietary rights agreement, or (v) serving as an employee or consultant for another person or entity during employment with us.  Termination without cause is defined as termination for any reason other than cause.  If Mr. Lowe had been terminated without cause on January 31, 2009, he would have been entitled to receive his gross salary of $8,154, minus any deductions, on a biweekly basis for six pay periods for a total of $48,923.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2009 one of our officers or employees.  None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2009 annual meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

William J. Almon
Julien Nguyen
Lung C. Tsai

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 1, 2009, as to shares of Common Stock beneficially owned by:  (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table” (the “named executive officers”) and (iv) all directors and named executive officers of the Company as a group.  Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.  Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.  The percentage of Common Stock beneficially owned is based on 26,605,877 shares outstanding as of May 1, 2009.  In addition, shares issuable pursuant to options or other convertible securities which may be acquired within 60 days of May 1, 2009 are deemed to be issued and outstanding and have been treated as outstanding in calculating determining the beneficial ownership and percentage ownership of those persons possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned

5% Shareholder
Morgan Stanley (2)	2,177,833	8.2%
Royce & Associates, LLC (3)	2,781,696	10.5%

Named Executive Officers, Directors and Nominees for Director

Thinh Q. Tran (4)	869,279	3.3%
Thomas E. Gay III (5)	51,000	*
David Lynch	—	*
Jacques Martinella (6)	106,264	*
Kenneth Lowe (7)	35,498	*
William J. Almon (8)	98,297	*
Julien Nguyen (9)	28,475	*
Lung C. Tsai (10)	30,000	*
All directors and executive officers as a group (8 persons) (11)	1,218,813	4.6%
________________
*	Represents less than 1% of our Common Stock.
(1)
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 17, 2009.  The address of Morgan Stanley is 1585 Broadway New York, NY 10036.

(3)
Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on January 30, 2009.  1414 Avenue of the Americas, New York, NY 10019

(4)
Includes 360,486 shares issuable upon exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter; and 480,293 shares of Common Stock held by Thinh Q Tran’s family trust and 28,500 shares of Common Stock held by his three children’s trusts (9,500 shares each).  Mr. Tran disclaims beneficial ownership of Common Stock held by these trusts.

(5)	Includes 50,000 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter.
(6)	Includes 82,548 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter.
(7)	Includes 35,498 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter.
(8)	Includes 10,000 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter.
(9)	Includes 26,875 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2008 or within sixty (60) days thereafter.
(10)	Includes 30,000 shares issuable upon the exercise of outstanding options which were exercisable at May 1, 2009 or within sixty (60) days thereafter.
(11)	Includes 627,073 shares issuable upon the exercise of outstanding options held by eight officers and directors which were exercisable at May 1, 2009 or within sixty (60) days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth required information for the Company’s equity compensation plans as of January 31, 2009:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (1)(2)(3)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	4,457,757	$17.50	164,810
Equity Compensation Plans not approved by security holders	—	—	—
Totals	4,457,757	$17.50	164,810
______________
(1)
The 2001 Stock Plan contains a provision that automatically increases the number of shares reserved for issuance on the first day of the Company’s fiscal year of each succeeding year by the lesser of (i) 1,000,000 shares, (ii) 4% of our outstanding Common Stock on the first day of the fiscal year or (iii) the number of shares determined by the board of directors.  On February 1, 2009, the number of securities remaining available for future issuance under equity compensation plans increased by 1,000,000 shares.

(2)
The 2001 Employee Stock Purchase Plan contains a provision that automatically increases the number of shares reserved for issuance on the first day of the Company’s fiscal year of each succeeding year by the lesser of (i) 500,000 shares, (ii) 2% of our outstanding Common Stock on the first day of the fiscal year or (iii) the number of shares determined by the board of directors.  On February 1, 2009, the number of securities remaining available for future issuance under 2001 Employee Stock Purchase Plan increased by 300,000 shares.

(3)	The 2003 Director Stock Option Plan was adopted to replace the predecessor 1994 Director Stock Option Plan which expired in fiscal 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2009, except that Jacques Martinella filed one form 4 late to report the acquisition of 334 shares upon exercise of a stock option and subsequent sale of these shares, David Lynch filed one form 4 late to report the grant of an option to purchase 100,000 shares and Thinh Tran filed one form 4 late to report the termination of an option to purchase 100,000 shares.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by a shareholder at the Company’s 2010 Annual Meeting must be received by the Secretary of the Company no later than March 1, 2010 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.  Such shareholder must comply with the provisions of the Company’s Bylaws and the applicable rules of Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

If a shareholder intends to submit a proposal at Sigma’s 2010 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give timely written notice to the Secretary of Sigma at the principal executive officers of Sigma not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the one year anniversary of the date of the previous year's meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder must also comply with any other applicable provisions of the Company’s Bylaws and applicable law.  If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a shareholder or beneficial owner of Common Stock at the close of business on June 3, 2009, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits.  The written request should be sent to: Secretary, Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

June 29, 2009

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

SIGMA DESIGNS, INC.
INTERNET
http://www.proxyvoting.com/sigm
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
Please mark your votes as
indicated in this example   ☒

	FOR ALL	WITHHOLD ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

1. Election of Directors:	☐	☐	☐	2. Approval of 2009 Stock Incentive Plan.	☐	☐	☐
Nominees:
01 Thinh Q. Tran, 03 Julien Nguyen and 02 William J. Almon, 04 Lung C. Tsai				3. Approval of a program permitting eligible employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions				4. Ratification of the appointment of Armanino McKenna LLP as independent registered public accounting firm of Sigma Designs, Inc. for fiscal year 2010.	☐	☐	☐

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted “FOR” all of the director nominees listed above and “FOR” Proposals 2, 3 and 4, and as said proxies deem advisable on such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 29, 2009, and Sigma Designs, Inc. Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Mark Here for Address    ☐
Change or Comments
SEE REVERSE

Signature _______________________________  Signature ________________________________ Date ___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd  where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held July 30, 2009: The Proxy Statement and Annual Report are available at: http://www.sigmadesigns.com/proxy

FOLD AND DETACH HERE

PROXY	PROXY

SIGMA DESIGNS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

June 29, 2009

The undersigned shareholder of Sigma Designs, Inc., or Sigma, hereby appoints Thinh Q. Tran and Thomas E. Gay III and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Sigma held of record by the undersigned on June 3, 2009, at the Annual Meeting of Shareholders of Sigma to be held on Thursday, July 30, 2009 at 3:00 p.m., local time, at Sigma’s principal executive offices at 1778 McCarthy Blvd, Milpitas, California 95035, and any adjournments or postponements thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

ANNEX A

SIGMA DESIGNS, INC.

2009 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on June 9, 2009)

Sigma Designs, Inc.
2009 Stock Incentive Plan

Table of Contents

Page

SECTION 1.	ESTABLISHMENT AND PURPOSE.	1
SECTION 2.	DEFINITIONS.	1
(a)	“Affiliate”	1
(b)	“Award”	1
(c)	“Board of Directors”	1
(d)	“Change in Control”	1
(e)	“Code”	2
(f)	“Committee”	2
(g)	“Company”	2
(h)	“Consultant”	2
(i)	“Employee”	3
(j)	“Exchange Act”	3
(k)	“Exercise Price”	3
(l)	“Fair Market Value”	3
(m)	“ISO”	3
(n)	“Nonstatutory Option” or “NSO”	3
(o)	“Offeree”	3
(p)	“Option”	4
(q)	“Optionee”	4
(r)	“Outside Director”	4
(s)	“Parent”	4
(t)	“Participant”	4
(u)	“Plan”	4
(v)	“Purchase Price”	4
(w)	“Restricted Share”	4
(x)	“Restricted Share Agreement”	4
(y)	“Service”	4
(z)	“Share”	4
(aa)	“Stock”	4
(bb)	“Stock Option Agreement”	4
(cc)	“Stock Unit”	5
(dd)	“Stock Unit Agreement”	5
(ee)	“Subsidiary”	5
(ff)	“Total and Permanent Disability”	5

Sigma Designs, Inc.
2009 Stock Incentive Plan
-i-

SECTION 3.	ADMINISTRATION.	5
(a)	Committee Composition	5
(b)	Committee for Non-Officer Grants	5
(c)	Committee Procedures	5
(d)	Committee Responsibilities	5
SECTION 4.	ELIGIBILITY.	7
(a)	General Rule	7
(b)	Automatic Grants to Outside Directors	7
(c)	Ten-Percent Shareholders	8
(d)	Attribution Rules	8
(e)	Outstanding Stock	8
SECTION 5.	STOCK SUBJECT TO PLAN.	8
(a)	Basic Limitation	8
(b)	Award Limitation	8
(c)	Additional Shares	9
SECTION 6.	RESTRICTED SHARES.	9
(a)	Restricted Stock Agreement	9
(b)	Payment for Awards	9
(c)	Vesting	9
(d)	Voting and Dividend Rights	9
(e)	Restrictions on Transfer of Shares	9
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.	9
(a)	Stock Option Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	10
(e)	Exercisability and Term	10
(f)	Exercise of Options	10
(g)	Effect of Change in Control	10
(h)	No Rights as a Shareholder	11
(i)	Modification, Extension and Renewal of Options	11
(j)	Restrictions on Transfer of Shares	11
(k)	Buyout Provisions	11
SECTION 8.	PAYMENT FOR SHARES.	11
(a)	General Rule	11
(b)	Surrender of Stock	11

Sigma Designs, Inc.
2009 Stock Incentive Plan
-ii-

(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	12
(f)	Promissory Note	12
(g)	Other Forms of Payment	12
(h)	Limitations under Applicable Law	12
SECTION 9.	STOCK UNITS.	12
(a)	Stock Unit Agreement	12
(b)	Payment for Awards	12
(c)	Vesting Conditions	12
(d)	Voting and Dividend Rights	13
(e)	Form and Time of Settlement of Stock Units	13
(f)	Death of Recipient	13
(g)	Creditors’ Rights	13
SECTION 10.	ADJUSTMENT OF SHARES.	13
(a)	Adjustments	13
(b)	Dissolution or Liquidation	14
(c)	Reorganizations	14
(d)	Reservation of Rights	14
SECTION 11.	DEFERRAL OF AWARDS.	15
(a)	Committee Powers	15
(b)	General Rules	15
SECTION 12.	AWARDS UNDER OTHER PLANS.	15
SECTION 13.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.	15
(a)	Effective Date	16
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	16
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	16
SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS.	16
SECTION 15.	WITHHOLDING TAXES.	16
(a)	General	16
(b)	Share Withholding	16
SECTION 16.	OTHER PROVISIONS APPLICABLE TO AWARDS.	17
(a)	Transferability	17
(b)	Qualifying Performance Criteria	17
SECTION 17.	NO EMPLOYMENT RIGHTS.	17

Sigma Designs, Inc.
2009 Stock Incentive Plan
-iii-

SECTION 18.	DURATION AND AMENDMENTS.	18
(a)	Term of the Plan	18
(b)	Right to Amend or Terminate the Plan	18
(c)	Effect of Termination	18
SECTION 19.	EXECUTION.	19

Sigma Designs, Inc.
2009 Stock Incentive Plan

-iv-

SIGMA DESIGNS, INC.

2009 STOCK INCENTIVE PLAN

SECTION 1.   ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on June 9, 2009, subject to and effective upon approval by the Company’s shareholders on July 30, 2009 (the “Effective Date”). The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units or options (which may constitute incentive stock options or nonstatutory stock options).

SECTION 2.   DEFINITIONS.

(a)           “Affiliate”

 shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)           “Award”

 shall mean any award of an Option, a Restricted Share or a Stock Unit under the Plan.

(c)           “Board of Directors”

 shall mean the Board of Directors of the Company, as constituted from time to time.

(d)           “Change in Control”

 shall mean the occurrence of any of the following events:

(i)           A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)           Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)           Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)           Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

Sigma Designs, Inc.
2009 Stock Incentive Plan

(iii)           The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)           The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the offering of Stock to the public.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)           “Committee” shall mean the Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.  Within the limitations of the Plan, any references to the Committee shall also include the Board and such committee or committees appointed pursuant to Section 3(b).

(g)           “Company” shall mean Sigma Designs, Inc., a California corporation.

(h)           “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

Sigma Designs, Inc.
2009 Stock Incentive Plan

(i)           “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(j)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)           “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

(l)           “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)           If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink OTC Market Inc.;

(ii)          If the Stock was traded on The NASDAQ Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The NASDAQ Stock Market LLC;

(iii)         If the Stock was traded on a United States stock exchange other than The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv)         If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m)           “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n)           “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o)           “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

Sigma Designs, Inc.
2009 Stock Incentive Plan

(p)           “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q)           “Optionee” shall mean an individual or estate who holds an Option.

(r)           “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary.

(s)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t)           “Participant” shall mean an individual or estate who holds an Award.

(u)           “Plan” shall mean this 2009 Stock Incentive Plan of Sigma Designs, Inc., as amended from time to time.

(v)           “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)           “Restricted Share” shall mean a Share awarded under the Plan.

(x)           “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y)           “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, Restricted Share Agreement or Stock Unit Agreement.  Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(z)           “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(aa)          “Stock” shall mean the Common Stock of the Company.

(bb)          “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

Sigma Designs, Inc.
2009 Stock Incentive Plan

(cc)           “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Agreement.

(dd)          “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ee)           “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ff)           “Total and Permanent Disability” shall mean any permanent and total disability as defined by section 22(e)(3) of the  Code.

SECTION 3.	ADMINISTRATION.

(a)           Committee Composition. The Plan shall be administered by the Board or a Committee appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)           Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants.

(c)           Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)           Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)           To interpret the Plan and to apply its provisions;

(ii)          To adopt, amend or rescind rules, procedures and forms relating to the Plan;

Sigma Designs, Inc.
2009 Stock Incentive Plan

(iii)         To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)         To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)          To determine when Awards are to be granted under the Plan;

(vi)         To select the Offerees and Optionees;

(vii)        To determine the number of Shares to be made subject to each Award;

(viii)        To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)          To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)           To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)          To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)         To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)        To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv)        To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)         To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

Sigma Designs, Inc.
2009 Stock Incentive Plan

SECTION 4.	ELIGIBILITY.

(a)           General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units or Nonstatutory Options.

(b)           Automatic Grants to Outside Directors.

(i)           Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s shareholders, to purchase 40,000 Shares (subject to adjustment under Section 10) on the date of his or her election to the Board of Directors. Twenty-five percent (25%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining seventy-five percent (75%)) shall vest and become exercisable monthly over a 3-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the total number of Shares subject to such Option. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii)           On the first business day following the conclusion of each regular annual meeting of the Company’s shareholders, commencing with the annual meeting occurring after the Effective Date, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 10,000 Shares (subject to adjustment under Section 10), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under this Section 4(b)(ii) shall vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s shareholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(iii)           The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

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(iv)           All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(c)           Ten-Percent Shareholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO.

(d)           Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(e)           Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.	STOCK SUBJECT TO PLAN.

(a)           Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 2,900,000 Shares, plus any Shares subject to outstanding options under the Company’s 2001 Stock Plan on the effective date of this Plan that are subsequently forfeited or terminated for any other reason before being exercised, such number of additional Shares not to exceed an aggregate of 1,000,000 Shares; provided that no Shares which are returned to the Company’s 2001 Stock Plan in connection with an option exchange program approved by the Company’s stockholders, other than those Shares underlying options that are issued as replacement awards, will be available for grant under the Plan. Shares subject to Options shall be counted against this limit as one (1) Share for every one (1) Share subject to the Option.  Shares subject to Awards other than Options shall be counted against this limit as 1.3 Shares for every one (1) Share subject to the Award.   The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 10. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)           Award Limitation.  Subject to the provisions of Section 10, no Participant may receive Options, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than 300,000 Shares, and no more than two times this amount in the first year of employment.

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(c)           Additional Shares.  If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall not be counted against the maximum Share limitation under this Section 5 and shall again become available for Awards under the Plan.  If Stock Units or Options are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares subject to the Award shall not be counted against the maximum Share limitation under this Section 5 and shall again become available for Awards under the Plan.  To the extent that a Share subject to an Award which counted as 1.3 Shares against the limit on the number of Shares available for issuance under the Plan pursuant to Section 5(a), again becomes available for Awards pursuant to this Section 5(c), then the number of Shares available for Awards shall increase by 1.3 Shares.  Any Awards settled in cash will not be counted against the maximum Share limitation under this Section 5.  Any Shares exchanged or withheld as full or partial payment to the Company of the exercise price or tax withholding will not be returned to the number of Shares available for issuance under the Plan.

SECTION 6.	RESTRICTED SHARES.

(a)           Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b)           Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)           Vesting.  Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)           Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)           Restrictions on Transfer of Shares.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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2009 Stock Incentive Plan

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.

(a)           Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)           Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

(c)           Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion.  The Exercise Price shall be payable in one of the forms described in Section 8.

(d)           Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)           Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)           Exercise of Options.  Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)           Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

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(h)           No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 10.

(i)           Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.  In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding Option, or cancel any outstanding Option having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or an Option with an exercise price that is less than the exercise price of the original Option, without shareholder approval.

(j)           Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k)           Buyout Provisions. Subject to Section 7(i), the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.	PAYMENT FOR SHARES.

(a)           General Rule.  The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b)           Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

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2009 Stock Incentive Plan

(c)           Services Rendered.  At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the Award.  If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)           Cashless Exercise.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)           Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)           Promissory Note.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g)           Other Forms of Payment.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h)           Limitations under Applicable Law.  Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.	STOCK UNITS.

(a)           Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b)           Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)           Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

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2009 Stock Incentive Plan

(d)           Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e)           Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(f)           Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)           Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 10.	ADJUSTMENT OF SHARES.

(a)           Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in:

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2009 Stock Incentive Plan

(i)           The number of Options, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii)           The limitations set forth in Sections 5(a) and (b);

(iii)           The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv)           The number of Shares covered by each outstanding Option;

(v)           The Exercise Price under each outstanding Option; and

(vi)           The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b)           Dissolution or Liquidation. To the extent not previously exercised or settled, Options, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)           Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i)           The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)           The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)           The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)           Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)           Settlement of the intrinsic value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d)           Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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SECTION 11.	DEFERRAL OF AWARDS.

(a)           Committee Powers. The Committee (in its sole discretion) may grant an Award that permits or requires a Participant to:

(i)           Have cash that otherwise would be paid to such Participant as a result of the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)          Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option converted into an equal number of Stock Units; or

(iii)         Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)           General Rules. A deferred compensation account established under this Section 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 11.

SECTION 12.	AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan.  Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

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SECTION 13.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)           Effective Date. No provision of this Section 13 shall be effective unless and until the Board has determined to implement such provision.

(b)           Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c)           Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 15.	WITHHOLDING TAXES.

(a)            General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)           Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

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SECTION 16.	OTHER PROVISIONS APPLICABLE TO AWARDS.

(a)           Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 16(a) shall be void and unenforceable against the Company.

(b)           Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 17.	NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

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SECTION 18.	DURATION AND AMENDMENTS.

(a)           Term of the Plan. The Plan, as set forth herein, shall terminate automatically on June 9, 2019 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)           Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

(c)           Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 19.	EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SIGMA DESIGNS, INC.

By

Name

Title

Sigma Designs, Inc.
2009 Stock Incentive Plan